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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-28153 of Sterling Bancshares, Inc. on Form S-4 of our report dated March 7, 1997 (except for note X as to which the date is March 18, 1997), appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

         We also consent to the inclusion in Amendment No. 1 to Registration Statement No. 333-28153 of our report dated January 27, 1997 (except for Note 21 as to which the date is February 5, 1997 and paragraphs 2, 3 and 4 of Note 14 as to which the date is July 8, 1997) relating to the financial statements of First Houston Bancshares, Inc., appearing in the Prospectus, which is part of the Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas

July 21, 1997